Exhibit 99.01

        Laureate Education Reports Second Quarter 2007 Results

                 Investor Group Completes Tender Offer

    BALTIMORE--(BUSINESS WIRE)--July 27, 2007--Laureate Education, Inc. (NASDAQ:LAUR) ("the Company"), the world's leading international provider of higher education, announced increases in student enrollment and financial results for the quarter ended June 30, 2007.

    -- Second quarter 2007 revenues increased 24% to $375.8 million, compared to $303.1 million in the second quarter of 2006.

    -- Income from continuing operations available to common shareholders in the second quarter of 2007 was $52.9 million or $0.98 per diluted share, compared to $44.7 million or $0.84 per diluted share in the same period of 2006. Excluding the impact of the accounting for minority share ownership purchase arrangements ("minority put arrangements") of ($0.12) per share and the additional expense of ($0.07) per share related to the transaction contemplated by the merger agreement, EPS would have been $1.17 per diluted share in the second quarter of 2007.

    -- The Company's campus-based institutions reported second quarter total enrollment increased 17% to 233,100 students.

    -- Laureate Online Education reported total enrollment increased 27% to 36,900 students, driven by a 24% increase in new student enrollment.

    -- Laureate Education announced that on May 17, 2007, Universidad del Valle de Mexico ("UVM") acquired Universidad del
        Desarrollo Profesional ("UNIDEP"), an accredited university with 23 locations in 9 states in Mexico.

    -- The investor group led by Douglas L. Becker, Laureate's Chairman and CEO, recently announced a successful tender offer that resulted in the tender of approximately 89% of the outstanding shares. On July 25, 2007, the investor group notified the Company of the exercise of its top-up option. This will enable the group to eventually acquire all of the outstanding shares of Laureate's common stock at a price of $62.00 per share through a short-form merger that is expected to be completed in August 2007.

    Financial and Other Results

    Total revenues for the second quarter of 2007 were $375.8 million, an increase of 24% compared to total revenues of $303.1 million in the second quarter of 2006. Total operating income for the second quarter of 2007 was $66.5 million, versus total operating income of $56.9 million in the second quarter of 2006, an increase of 17%. Income from continuing operations available to common shareholders in the second quarter of 2007 was $52.9 million or $0.98 per diluted share. This includes an EPS impact from minority share ownership purchase arrangements ("minority put arrangements") of ($0.12) per share and additional expense of ($0.07) per share related to the transaction contemplated by the merger agreement.

    For the six-month period ended June 30, 2007, total revenues were $659.3 million, an increase of 22% compared to total revenues of $538.2 million in the same period of 2006. Total operating income for the six-month period was $56.7 million, which included $12.8 million of transaction costs, versus operating income of $56.8 million in the same period of 2006. Income from continuing operations available to common shareholders for the six-month period ended June 30, 2007 was $26.5 million or $0.49 per diluted share, a decrease of (37%) over the same period of 2006. This includes an EPS impact from minority share ownership purchase arrangements ("minority put arrangements") of ($0.39) per share and additional expense of ($0.24) per share related to the transaction contemplated by the merger agreement.

    Total cash and marketable securities at June 30, 2007 was $138.5 million, while total company debt was $526.3 million.

    On June 22, 2007, the Company amended its current credit agreement and received additional U.S. sub-facility commitments in an aggregate amount of $175 million from certain of the existing lenders under the Credit Agreement as well as two additional lenders that joined the Credit Agreement. The total amount available under the Credit Agreement is now $525 million. In connection with the new commitments under the Credit Agreement, the Company shortened the maturity date to December 31, 2009.

    Acquisition in Mexico

    Laureate Education announced that on May 17, 2007, it acquired Universidad del Desarrollo Profesional, an accredited university with 23 locations in 9 states in Mexico.

    The university opened with one location in 2003 in Hermosillo and now serves approximately 6,700 students. UNIDEP is authorized to operate by the Mexican Secretary of Education (SEP) and offers high school, undergraduate and graduate degrees. The mission of UNIDEP is to provide a high-quality degree that is accessible for students coming from a lower socio-economic segment, a segment that is growing and under-served in Mexico. UNIDEP provides a platform for expansion in this segment. UNIDEP offers degrees in Law, IT, Teaching, Graphic Design, Communications, Business and Marketing.

Revenue Growth - Organic and Acquisition
----------------------------------------------------------------------
For three months ended June 30th
                                                          % Growth
                                              Revenue  Amount Constant
(In Thousands)                         2007     2006   in USD Currency
                                      -------  ------- ------ --------
     Mexico/Central America(1)       $ 83,995 $ 67,714    24%      20%
     South America(2)                 145,072  123,091    18%      18%
     Europe(3)                         67,642   57,297    18%      12%
     Online                            73,096   55,017    33%      33%
                                      -------  -------
Subtotal                              369,805  303,119    22%

Acquisitions(4)                         5,971        -
                                      ------- --------

Total                                $375,776 $303,119    24%
                                      =======  =======

    (1) Mexico/Central America includes Mexico, Costa Rica, Honduras and Panama.

    (2) South America includes Chile, Ecuador, Peru and Brazil.

    (3) Europe includes Cyprus, France, Hospitality, and Spain

    (4) Acquisitions include: CH Holdings Netherlands B.V. (4Q 2006), Universidad Valle del Bravo Mexico (1Q 2007) and Universidad del
Desarrollo Profesional (2Q 2007)

Revenue Growth - Organic and Acquisition
----------------------------------------------------------------------
For six months ended June 30th
                                                          % Growth
                                          Revenue      Amount Constant
(In Thousands)                         2007     2006   in USD Currency
                                      -------  ------- ------ --------
     Mexico/Central America(1)       $175,234 $146,957    19%      19%
     South America(2)                 194,067  166,349    17%      17%
     Europe(3)                        139,444  117,200    19%      13%
     Online                           142,689  107,723    32%      32%
                                      -------  -------
Subtotal                              651,434  538,229    21%

Acquisitions(4)                         7,866        -
                                      ------- --------

Total                                $659,300 $538,229    22%
                                      =======  =======

    (1) Mexico/Central America includes Mexico, Costa Rica, Honduras and Panama.

    (2) South America includes Chile, Ecuador, Peru and Brazil.

    (3) Europe includes Cyprus, France, Hospitality, and Spain

    (4) Acquisitions include: CH Holdings Netherlands B.V. (4Q 2006), Universidad Valle del Bravo Mexico (1Q 2007) and Universidad del
Desarrollo Profesional (2Q 2007)

Student Enrollment
-----------------------------------------
As of June 30, 2007

New Student Enrollment (1)                  2007     2006    % Growth
                                          -------- --------- ---------
Online                                      14,700    11,900       24%


Total Student Enrollment (2)                2007     2006    % Growth
                                          -------- --------- ---------
        Mexico/Central America              95,500    83,100       15%
        South America                      106,700    97,000       10%
        Europe                              20,700    19,300        7%
                                          -------- ---------
Total Campus Based                         222,900   199,400       12%

     Total Student Enrollment at Acquired
      Schools(3)                            10,200        --
                                          -------- ---------
Subtotal                                   233,100   199,400       17%

Online                                      36,900    29,100       27%
                                          -------- ---------

Total Student Enrollment                   270,000   228,500       18%
                                          ======== =========

    (1) New Student Enrollment is YTD, reported as of 6/30/2007 and 6/30/2006, respectively. There are no major enrollment intakes at campus-based institutions during the second quarter.

    (2) Total Student Enrollment is census, reported as of 6/30/2007 and 6/30/2006, respectively.

    (3) Acquisitions include: UVB (Mexico) and UNIDEP (Mexico).

    Student enrollment rounded to the nearest hundred.

    Non-GAAP Financial Measures

    This earnings release contains certain non-GAAP financial measures. Management believes these non-GAAP items provide useful information to management and investors by excluding certain items that may not be indicative of the Company's core operating and financial results. Non-GAAP financial measures exclude certain non-cash charges including expense related to stock options; and other charges; net gain or loss from the sale of operating assets, certain tax adjustments, and certain nonrecurring charges. Reconciliations of non-GAAP financial measures to corresponding GAAP amounts can be found in the table below and in the investor relations section of the Company's web site, www.laureate-inc.com.

Reg G Reconciliation - 2007 GAAP to Adjusted Results
(in thousands, except per share)
                                          Three Months       EPS
                                         Ended 6/30/07      Impact
                                         -------------- --------------
Income from continuing operations
 available to Common shareholders        $       52,861 $          .98
Adjustment:
  Effect of minority put arrangements             6,176           0.12
   Non- Recurring Transaction Costs               3,546           0.07
                                          -------------  -------------

Adjusted Income from Continuing
 Operations                              $       62,583 $         1.17

Weighted Average Shares Outstanding -
 Diluted                                         53,696

                                           Six Months        EPS
                                         Ended 6/30/07      Impact
                                         -------------- --------------
Income from continuing operations
 available to Common shareholders        $       26,484 $         0.49
Adjustment:
  Effect of minority put arrangements            20,937           0.39
   Non- Recurring Transaction Costs              12,849           0.24
                                          -------------  -------------

Adjusted Income from Continuing
 Operations                              $       60,270 $         1.13

Weighted Average Shares Outstanding -
 Diluted                                         53,553

    About Laureate Education, Inc.

    Laureate Education, Inc. (NASDAQ:LAUR) is focused on providing a superior university experience to 270,000 students through the leading global network of accredited campus-based and online universities. Addressing the rapidly growing global demand for higher education, Laureate offers a broad range of career-oriented undergraduate and graduate programs through campus-based universities located in Latin America, Europe, and Asia. Through online universities, Laureate offers the growing population of non-traditional, working-adult students the convenience and flexibility of distance learning to pursue undergraduate, master's and doctorate degree programs in major career fields including engineering, education, business, and healthcare. For more information, please visit our website, www.laureate-inc.com.

    Forward-Looking Statements

    This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those described in the forward-looking statements. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Laureate's ability to control or predict. Laureate undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

    Certain additional factors could affect the outcome of the matters described in this press release, including particularly the transaction contemplated by the merger agreement. These factors include, but are not limited to:

    -- The Company's operations can be materially affected by competition in its target markets and by overall market conditions, among other factors.

    -- The Company's foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

    -- The tender offer and merger could disrupt current plans and operations, cause difficulties in employee retention and require the Company to expend significant costs, fees, expenses and charges.

    Additional information regarding various risk factors and uncertainties is detailed from time to time in the Company's filings with the Securities and Exchange Commission, including but not limited to our most recent Forms 10-K and 10-Q, available for viewing on our website. (To access this information on our website, www.laureate-inc.com, please click on "Investor Relations", "SEC Filings").


Laureate Education, Inc. & Subsidiaries
Consolidated Statements of Operations
(Amounts in thousands, except per share data)


                                   Three Months Ended June 30,
                           -------------------------------------------
                              2007       2006    $ Variance % Variance
                           -------------------------------------------
Revenues                              (restated)
    Mexico & Central
     America (a)           $  88,924  $  67,714  $  21,210         31%
    South America (b)        145,072    123,091     21,981         18%
                           ---------- ---------- ---------- ----------
  Campus Based - Latin
   America                   233,996    190,805     43,191         23%

    Mediterranean Region
     (c)                      37,819     32,607      5,212         16%
    Hospitality               16,636     12,788      3,848         30%
    France                    14,229     11,902      2,327         20%
                           ---------- ---------- ---------- ----------
  Campus Based - Europe       68,684     57,297     11,387         20%

                           ---------- ---------- ---------- ----------
  Campus Based Total         302,680    248,102     54,578         22%
                           ---------- ---------- ---------- ----------

  Laureate Online
   Education                  73,096     55,017     18,079         33%

                           ---------- ---------- ---------- ----------
Total revenues               375,776    303,119     72,657         24%
                           ---------- ---------- ---------- ----------

  Operating expenses         295,441    234,831     60,610         26%
  General and
   administrative expenses    10,330     11,420     (1,090)       -10%
  Transaction Costs            3,546          -      3,546        N/A

                           ---------- ---------- ---------- ----------
Total operating expenses     309,317    246,251     63,066         26%
                           ---------- ---------- ---------- ----------

Operating income              66,459     56,868      9,591         17%

Non-operating items
  Interest and other
   income                      4,875      4,282        593         14%
  Interest expense            (7,903)    (3,662)    (4,241)      -116%
  Gain on sale of Chancery       809      9,322     (8,513)       -91%
  Foreign exchange loss         (290)      (203)       (87)       -43%
                           ---------- ---------- ---------- ----------
Total non-operating items     (2,509)     9,739    (12,248)       N/A
                           ---------- ---------- ---------- ----------

Income from continuing
 operations before
 minority interest, equity
 in net income (loss) of
 affiliates, and income
 taxes                        63,950     66,607     (2,657)        -4%
Minority interest in
 income of consolidated
 subsidiaries, net of
 income tax                   (4,363)    (9,645)     5,282         55%
Equity in net (loss)
 income of affiliates, net
 of income tax                  (161)      (102)       (59)       -58%
Income tax expense              (389)   (12,133)    11,744         97%
                           ---------- ---------- ---------- ----------
Income from continuing
 operations                   59,037     44,727     14,310         32%

Loss from discontinued
 operations, net of income
 tax (d)                          (8)    (1,504)     1,496         99%
Loss on disposal of
 discontinued operations,
 net of income tax              (103)    (1,182)     1,079         91%
                           ---------- ---------- ---------- ----------
Net income                 $  58,926  $  42,041  $  16,885         40%
                           ========== ========== ========== ==========

Earnings available to
 common shareholders:

Income from continuing
 operations                $  59,037  $  44,727  $  14,310         32%
Effect of minority put
 arrangements                 (6,176)         -     (6,176)       N/A
                           ---------- ---------- ---------- ----------
Income from continuing
 operations available to
 common shareholders       $  52,861  $  44,727  $   8,134         18%
                           ========== ========== ========== ==========

Net income                 $  58,926  $  42,041  $  16,885         40%
Effect of minority put
 arrangements                 (6,176)         -     (6,176)       N/A
                           ---------- ---------- ---------- ----------
Net income available to
 common shareholders       $  52,750  $  42,041  $  10,709         25%
                           ========== ========== ========== ==========

  Weighted average shares
   (basic)                    51,814     51,429
  Weighted average shares
   (diluted)                  53,696     53,098
  EPS-Net income available
   to common shareholders
   (basic)                 $    1.02  $    0.82
  EPS-Net income available
   to common shareholders
   (diluted)               $    0.98  $    0.79
  EPS- Income from
   continuing operations
   available to common
   shareholders (basic)    $    1.02  $    0.87
  EPS- Income from
   continuing operations
   available to common
   shareholders (diluted)  $    0.98  $    0.84

  Segment operating profit
   (loss):
    Campus Based - Latin
     America               $  66,783  $  58,954  $   7,829         13%
    Campus Based - Europe      7,346      7,096        250          4%
    Campus Based -
     Overhead                 (6,619)    (5,908)      (711)       -12%
                           ---------- ---------- ---------- ----------
  Campus Based - Total     $  67,510  $  60,142  $   7,368         12%
                           ---------- ---------- ---------- ----------

  Laureate Online          $  12,825  $   8,146  $   4,679         57%
                           ---------- ---------- ---------- ----------


a) Mexico & Central America includes Mexico, Costa Rica, Panama and
    Honduras.
b) South America includes Chile, Brazil, Ecuador and Peru.
c) The Mediterranean Region includes Spain and Cyprus.
d) The 2007 and 2006 operating results present the WSI and IFG Langues business units as discontinued operations.


Laureate Education, Inc. & Subsidiaries
Consolidated Statements of Operations
(Amounts in thousands, except per share data)


                                    Six Months Ended June 30,
                           -------------------------------------------
                              2007       2006    $ Variance % Variance
                           -------------------------------------------
Revenues                              (restated)
    Mexico & Central
     America (a)           $ 181,146  $ 146,957  $  34,189         23%
    South America (b)        194,067    166,349     27,718         17%
                           ---------- ---------- ---------- ----------
  Campus Based - Latin
   America                   375,213    313,306     61,907         20%

    Mediterranean Region
     (c)                      80,393     65,809     14,584         22%
    Hospitality               33,922     27,683      6,239         23%
    France                    27,083     23,708      3,375         14%
                           ---------- ---------- ---------- ----------
  Campus Based - Europe      141,398    117,200     24,198         21%

                           ---------- ---------- ---------- ----------
  Campus Based Total         516,611    430,506     86,105         20%
                           ---------- ---------- ---------- ----------

  Laureate Online
   Education                 142,689    107,723     34,966         32%

                           ---------- ---------- ---------- ----------
Total revenues               659,300    538,229    121,071         22%
                           ---------- ---------- ---------- ----------

  Operating expenses         568,372    460,191    108,181         24%
  General and
   administrative expenses    21,366     21,271         95          0%
  Transaction Costs           12,849          -     12,849        N/A

                           ---------- ---------- ---------- ----------
Total operating expenses     602,587    481,462    121,125         25%
                           ---------- ---------- ---------- ----------

Operating income              56,713     56,767        (54)         0%

Non-operating items
  Interest and other
   income                     10,970      8,004      2,966         37%
  Interest expense           (15,501)    (7,783)    (7,718)       -99%
  Gain on sale of Chancery       809      9,322     (8,513)       -91%
  Foreign exchange loss         (622)      (314)      (308)       -98%
                           ---------- ---------- ---------- ----------
Total non-operating items     (4,344)     9,229    (13,573)       N/A
                           ---------- ---------- ---------- ----------

Income from continuing
 operations before
 minority interest, equity
 in net income (loss) of
 affiliates, and income
 taxes                        52,369     65,996    (13,627)       -21%
Minority interest in
 income of consolidated
 subsidiaries, net of
 income tax                   (5,855)   (11,963)     6,108         51%
Equity in net (loss)
 income of affiliates, net
 of income tax                  (350)      (211)      (139)       -66%
Income tax benefit
 (expense)                     1,257    (12,365)    13,622        N/A
                           ---------- ---------- ---------- ----------
Income from continuing
 operations                   47,421     41,457      5,964         14%

Loss from discontinued
 operations, net of income
 tax (d)                         (17)    (1,673)     1,656         99%
Gain (Loss) on disposal of
 discontinued operations,
 net of income tax               337       (921)     1,258        N/A
                           ---------- ---------- ---------- ----------
Net income                 $  47,741  $  38,863  $   8,878         23%
                           ========== ========== ========== ==========

Earnings available to
 common shareholders:

Income from continuing
 operations                $  47,421  $  41,457  $   5,964         14%
Effect of minority put
 arrangements                (20,937)         -    (20,937)       N/A
                           ---------- ---------- ---------- ----------
Income from continuing
 operations available to
 common shareholders       $  26,484  $  41,457  $ (14,973)       -36%
                           ========== ========== ========== ==========

Net income                 $  47,741  $  38,863  $   8,878         23%
Effect of minority put
 arrangements                (20,937)         -    (20,937)       N/A
                           ---------- ---------- ---------- ----------
Net income available to
 common shareholders       $  26,804  $  38,863  $ (12,059)       -31%
                           ========== ========== ========== ==========

  Weighted average shares
   (basic)                    51,714     50,940
  Weighted average shares
   (diluted)                  53,553     52,883
  EPS-Net income available
   to common shareholders
   (basic)                 $    0.52  $    0.76
  EPS-Net income available
   to common shareholders
   (diluted)               $    0.50  $    0.73
  EPS- Income from
   continuing operations
   available to common
   shareholders (basic)    $    0.51  $    0.81
  EPS- Income from
   continuing operations
   available to common
   shareholders (diluted)  $    0.49  $    0.78

  Segment operating profit
   (loss):
    Campus Based - Latin
     America               $  61,207  $  56,519  $   4,688          8%
    Campus Based - Europe     22,229     19,628      2,601         13%
    Campus Based -
     Overhead                (13,082)   (10,575)    (2,507)       -24%
                           ---------- ---------- ---------- ----------
  Campus Based - Total     $  70,354  $  65,572  $   4,782          7%
                           ---------- ---------- ---------- ----------

  Laureate Online          $  20,574  $  12,466  $   8,108         65%
                           ---------- ---------- ---------- ----------


a) Mexico & Central America includes Mexico, Costa Rica, Panama and
    Honduras.
b) South America includes Chile, Brazil, Ecuador and Peru.
c) The Mediterranean Region includes Spain and Cyprus.
d) The 2007 and 2006 operating results present the WSI and IFG Langues business units as discontinued operations.

    CONTACT: Laureate Education
             Rosemarie Mecca
             Chief Financial Officer
             410-843-8070